Exhibit 99
JOINT FILER INFORMATION

Name:  Urstadt Property  Company,  Inc.
Address:  2 Park Place, Bronxville,  New York 10708
Designated Filer: Charles J. Urstadt
Issuer & Ticker Symbol: Urstadt Biddle Properties Inc. (UBP) (Common Stock) Date of Event Requiring Statement: April 19, 2005
Signature: By: /s/ Charles J. Urstadt by Thomas D. Myers as Attorney in Fact Charles J. Urstadt Chairman